EXHIBIT 4.12

FORM OF
AMENDED AND RESTATED COMMON STOCK PURCHASE WARRANT A

Right to
Purchase _______
Shares of
Common Stock,
par value $0.001
per share

AMENDED AND RESTATED COMMON STOCK PURCHASE WARRANT A

     THIS CERTIFIES THAT, for value received, ________ or its registered assigns (the “Holder”), is entitled to purchase from Geron Corporation, a Delaware corporation (the "Company"), at any time or from time to time during the period specified in Paragraph 2 hereof, ______________ (________) fully paid and nonassessable shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), at a per share exercise price equal to the lesser of (i) average of the closing bid prices of the Common Stock on the Principal Exchange (as defined in that certain Securities Purchase Agreement dated as of November 10, 2004, by and among the Company and the Buyers listed therein (the "Purchase Agreement")) for the five (5) Trading Day (as defined in the Purchase Agreement) period ending on December 15, 2009 and (ii) $7.50 (the "Exercise Price"); provided, however, that the Exercise Price shall not be less than $6.80, except as adjusted pursuant to Section 4 hereof.

     This Warrant is subject to the following terms, provisions, and conditions:

     1. Manner of Exercise; Issuance of Certificates; Payment for Warrant Shares

          (a) Subject to the provisions hereof, this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the "Exercise Agreement"), to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), and upon (i) payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Exercise Price for the Warrant Shares specified in the Exercise Agreement or (ii) delivery to the Company of a written notice of an election to effect a "Cashless Exercise" (as defined in Paragraph 10(c) below) for the Warrant Shares specified in the Exercise Agreement (a “Conversion”). The Company may elect to provide that any exercise of the Warrant shall be a Conversion (a “Company-Elected Conversion”). The Company shall provide written notice of such election (a “Company Conversion Election”) by the end of the business day following the date of the receipt of the Exercise Agreement. The Warrant Shares purchased by the Holder shall be deemed to be issued to the Holder or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares (or an election to effect a Conversion or a Company Conversion Election shall have been made) as set forth above. In the event of any exercise of the rights represented by this Warrant in accordance with and subject to the terms and conditions hereof (whether by payment of the exercise price, Conversion or Company-Elected Conversion), the Warrant Shares shall be issued and delivered to the Depository Trust Company account on the Holder’s behalf via the Deposit Withdrawal Agent Commission system ("DWAC Transfer") within a reasonable time, not exceeding two (2) trading days after such exercise (or, if DWAC Transfer is not available or Holder requests in writing otherwise, certificates for the Warrant Shares shall be issued, dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding three (3) trading days after such exercise), and the Holder hereof shall be deemed for all purposes to be the holder of the Warrant Shares so purchased as of the date of such exercise. If the Warrant Shares are issued pursuant to a Company-Elected Conversion, the number of Warrant Shares to be issued within the time period specified in the preceding sentence shall equal the number of Warrant Shares to be delivered if such Cashless Exercise was made at the Holder’s election (the “Estimated Warrant Shares”); provided, however, that within three (3) trading days after the number of Warrant Shares to be issued pursuant to Paragraph 10(c) is able to be calculated (i) if the number of Estimated Warrant Shares exceeds the number of Warrant Shares to be delivered pursuant to Paragraph 10(c) hereof, Holder shall return to the Company the number of Warrant Shares which exceed the number of Warrant Shares to which Holder is entitled pursuant to Paragraph 10(c); and (ii) if the Estimated Warrant Shares are less than the number of Warrant Shares to be delivered pursuant to Paragraph 10(c) hereof, the Company shall issue to Holder the number of Warrant Shares equal to the difference between the Estimated Warrant Shares and the Warrant Shares to be delivered pursuant to Paragraph 10(c). Any certificates requested shall be delivered in such denominations as may be requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by the Holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. In the event an Exercise Agreement is delivered and the Company is unable to issue the Warrant Shares, the Holder may, at its option, rescind such Exercise Agreement and such rescission will not effect the Holder's right to an extension of the Exercise Period pursuant to Section 4.13 of the Purchase Agreement. In any event, if the Company is unable to issue the Warrant Shares via DWAC transfer (or otherwise without restrictive legend), because (i) the Securities and Exchange Commission (the “Commission”) has issued a stop order with respect to the registration statement relating to the Shares (the “Registration Statement”), (ii) the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, (iii) the Company has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, (iv) no exemption from the registration requirements is otherwise available (including, without limitation, under Section 3(a)(9) of the Act by virtue of a Conversion or Company-Elected Conversion) or (v) otherwise, the Company shall not be required to make any cash payments to the Holder in lieu of issuance of the Warrant Shares.

Further, subject to Section 4.13 of the Purchase Agreement, the Warrant shall not be exercisable if (i) the Registration Statement is not effective at the time of exercise or (ii) an exemption from the registration requirements of the Securities Act, as amended (the "Act"), is not available; provided, however, that for purposes of Section 4.13 of the Purchase Agreement and the extension of the Exercise Period pursuant thereto, (x) the Company will have been deemed unable to issue Warrant Shares without restrictive legend and (y) the Warrant shall be deemed to have been exercised, if at the time the Holder attempts to deliver an Exercise Agreement, (1) the Registration Statement is not effective and (2) no exemption from the registration requirements of the Act is available (including, without limitation, under Section 3(a)(9) of the Act by virtue of a Conversion or Company-Elected Conversion).

          (b) Notwithstanding anything in this Warrant to the contrary, in no event shall the Holder be entitled to exercise a number of Warrants (or portions thereof) in excess of the number of Warrants (or portions thereof) upon exercise of which the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which, but for this proviso, may be deemed beneficially owned through the ownership of the unexercised Warrants and the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein) and (ii) the number of shares of Common Stock issuable upon exercise of the Warrants (or portions thereof) with respect to which the determination described herein is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in this paragraph (b). Notwithstanding anything in this Warrant to the contrary, the restrictions on exercise of this Warrant set forth in this paragraph shall not be amended without (i) the written consent of the Holder and the Company and (ii) the approval of the holders of a majority of the Common Stock present, or represented by proxy, and voting at any meeting called to vote on the amendment of such restriction.

     2. Period of Exercise. This Warrant is exercisable at any time or from time to time on or after May 11, 2005 (“Exercise Period Start Date”) and before 8:00 p.m., New York City time on November 10, 2011 (the "Exercise Period"); provided, however, that the Exercise Period may be extended pursuant to Section 4.13 of the Purchase Agreement.

     3. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

          (a) Shares to be Fully Paid. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

          (b) Reservation of Shares. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the full exercise of this Warrant.

          (c) Listing. The Company shall promptly secure the listing of the Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Warrant Shares; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

          (d) Certain Actions Prohibited. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise privilege of the Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

          (e) Successors and Assigns. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company's assets.

     4. Antidilution Provisions. During the Exercise Period, the Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time as provided in this Paragraph 4. In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up to the nearest cent.

          (a) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced.

If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased. "Common Stock," for purposes of this Paragraph 4, includes the Common Stock, par value $0.001 per share, and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Warrant shall include only shares of Common Stock, par value $0.001 per share, in respect of which this Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Paragraph 4(c) hereof, the stock or other securities or property provided for in such Paragraph.

          (b) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Paragraph 4, the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

          (c) Consolidation, Merger or Sale. (i) In case of (1) any consolidation of the Company with, or merger of the Company into any other corporation or entity, or (2) any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company (each of clause (1) and (2) shall be referred to as a “Fundamental Transaction”), then, as a condition of such Fundamental Transaction, adequate provision will be made whereby the Holder will thereafter (at any time or from time to time during the remainder of the Exercise Period) have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofor acquirable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such Fundamental Transaction not taken place.

(ii) In any such case, the Company will make appropriate provision to insure that the provisions of this Paragraph 4(c) hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any Fundamental Transaction unless, prior to the consummation thereof, (1) the successor or acquiring entity (if other than the Company), (2) any other entity whose stock, securities or assets the holders of the Common Stock of the Company are entitled to receive as a result of such Fundamental Transaction and (3) any parent, subsidiary or affiliate of such successor, acquiring entity or other entity whose common stock this Warrant shall be exercisable into by virtue of subparagraph (iii) of this Paragraph 4(c) (any or all of such entities being hereafter referred to as a “Successor Entity”) assumes by written instrument the obligations under this Paragraph 4 and the obligations to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire.

(iii) Furthermore, in the event of a transaction contemplated by this Paragraph 4(c) involving the acquisition of the Company by a Public Acquirer (as defined below) for consideration consisting of all or part cash, at the option of the Holder, in lieu of any cash in respect of shares of Common Stock underlying this Warrant, this Warrant (or such proportion thereof as is equal to the proportion of cash to stock to be paid for the Company) shall thereafter be exercisable for the common stock of the Public Acquirer for the remainder of the Exercise Period (and otherwise in accordance with the terms hereof), with the number of shares thereafter underlying this Warrant determined by multiplying the number of shares for which this Warrant is exercisable immediately prior to such transaction by a fraction, the numerator of which is the cash consideration per share paid for the Company and the denominator of which is the Market Price of the Public Acquirer’s common stock, where “Market Price” means the average closing price of the Public Acquirer’s common stock over the five trading days immediately following the closing date of the transaction. In the case of a transaction involving partial cash consideration, the proportion of this Warrant as is equal to the proportion of stock to cash in such transaction shall thereafter be exercisable for stock of the Public Acquirer in accordance with the preceding terms of this Paragraph 4(c), with the number of shares underlying this Warrant adjusted to reflect the number of shares of common stock of the Public Acquirer to be issued for each share of Common Stock of the Company. Following any adjustment hereunder, the Exercise Price shall be proportionately adjusted, by multiplying the Exercise Price then in effect by a fraction, the numerator of which is the number of shares issuable prior to the adjustment and the denominator of which is the number of shares issuable after the adjustment. “Public Acquirer” means any entity that has publicly traded common stock whether publicly traded in the United States or in any other jurisdiction, it being understood that (1) “common stock” as used in this Paragraph 4(c) includes common equity equivalents, trust shares, limited partnership interests, ordinary shares, American Depositary Receipts, American Depositary Shares, and any other similar securities or derivate thereof, and (2) the Company shall be deemed to have been acquired by a Public Acquirer where any Successor Entity has publicly traded common stock whether traded in the United States or any other jurisdiction, even if such Successor Entity is not the direct acquirer or successor to the Company. Following any transaction contemplated by this Paragraph 4(c) the term Warrant Shares shall be deemed to refer to the shares for which this Warrant is thereafter exercisable in accordance with the provisions hereof.

(iv) In addition, if holders of Common Stock are given a choice as to the securities, cash (which shall be treated in accordance with the preceding paragraph) or property to be received in a Fundamental Transaction (including a right to elect to receive any particular one or combination of more than one of the foregoing), then the Holder shall be given the same choice of consideration upon any exercise of this Warrant following such Fundamental Transaction, which choice of consideration can be made at the time of exercise at any time prior to the expiration of the Exercise Period.

(v) Notwithstanding the foregoing, in the event of a Fundamental Transaction by a Successor Entity that is not a Qualified Public Acquirer (as defined below), the Holder may, in its sole discretion, elect to receive cash in exchange for this Warrant in an amount equal to the Theoretical Value (as defined below) of this Warrant at the time of the first public announcement of the Fundamental Transaction (the “Announcement Date”); provided, however, that the option to receive cash described in this subparagraph (v) shall apply only to the extent that the transaction is in whole or in part a cash purchase, and only to the extent that the holders of Common Stock are receiving cash, and such right to receive cash shall be pari passu with and not in preference to the common stockholders right to receive cash. In the event of a Fundamental Transaction involving a Successor Entity that is a Qualified Public Acquirer, at the option of the Holder, such Public Acquirer shall list for trading the Warrants, as adjusted pursuant to this Paragraph 4(c), on the AMEX, ICE, CBOE and regional options exchanges and quotation systems.

(vi) A “Qualified Public Acquirer” means a Public Acquirer that (1) has “common stock” publicly traded on the NYSE, NASDAQ Global Market, or the primary trading markets of the London Stock Exchange, Tokyo Stock Exchange, Euronext, Deutsche Boerse or any other stock exchange whose average daily U.S. dollar denominated trading volume (based on applicable exchange rates) is at least equal to lowest average daily volume of the aforementioned exchanges based on the trailing 12-month period ending on the Trading Day immediately prior to the Announcement Date (“Listed Common”) and (2) has Listed Common that trades at a dollar volume at least equal to the dollar volume of the Company’s Common Stock, during the thirty (30) consecutive Trading Day period ending on the Trading Day immediately prior to the Announcement Date. “Theoretical Value” means the value calculated using the Black Scholes valuation model, where intrinsic value, if any, is added to 75% of the difference between full Theoretical Value and intrinsic value, and (1) the interest rate used will be tied to the yield of closest matching duration U.S. Treasury issue; and (2) the volatility figure used will be either (A) if the Company has listed options (as it currently does), the volatility associated with those listed options, as implied by the average price (using the midpoint between the bid and the ask prices) of the relevant options (based on closest duration and strike price) during the three (3) consecutive Trading Days immediately prior to the Announcement Date; or (B) if the Company does not have listed options, the thirty (30) day historical volatility of the Company’s Common Stock calculated by Bloomberg L.P. (or a similar source selected by the Holder and the Company) ending on the Trading Day immediately prior to the Announcement Date.

          (d) Distribution of Assets. In case the Company shall declare or make any distribution of its assets (including cash) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining stockholders entitled to such distribution, but prior to the date of distribution, the Holder shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets which would have been payable to the holder had such holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such distribution.

          (e) Notice of Adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the Holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.

          (f) Minimum Adjustment of Exercise Price. No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

          (g) No Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant. If the exercise of this Warrant would result in a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon exercise of the Warrant shall be the next higher number of shares.

          (h) Other Notices. In case at any time:

     (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (including dividends or distributions payable in cash out of retained earnings) to the holders of the Common Stock;

     (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

     (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all its assets to, another corporation or entity; or

     (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each such case, the Company shall give to the Holder (a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least 15 days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

            (i) Certain Events. If any event occurs of the type contemplated by the adjustment provisions of this Paragraph 4 but not expressly provided for by such provisions, the Company will give notice of such event as provided in Paragraph 4(e) hereof, and the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock acquirable upon exercise of this Warrant so that the rights of the Holder shall be neither enhanced nor diminished by such event.

     5. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder.

     6. No Rights or Liabilities as a Stockholder. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     7. Transfer, Exchange, and Replacement of Warrant.

          (a) Transfer. This Warrant and the rights granted to the Holder are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Paragraph 7(e) below. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered Holder as the owner and Holder for all purposes, and the Company shall not be affected by any notice to the contrary.

          (b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company referred to in Paragraph 7(e) below, for new Warrants of like tenor representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the Holder at the time of such surrender.

          (c) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

          (d) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Paragraph 7, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Paragraph 7.

          (e) Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

     8. Notices. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Holder shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to such holder at the address shown for such holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such Holder. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to the office of the Company at 230 Constitution Drive, Menlo Park, California 94025, Attn: David Greenwood, fax no. (650) 473-7701 with copies to Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, Attn: Alan C. Mendelson, Esq., fax no. (650) 463-2600, or at such other address as shall have been furnished to the Holder by notice from the Company. Any such notice, request, or other communication may be sent by facsimile, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail or by recognized overnight mail courier as provided above. All notices, requests, and other communications shall be deemed to have been given either at the time of the receipt thereof by the person entitled to receive such notice at the address of such person for purposes of this Paragraph 8, or, if mailed by registered or certified mail or with a recognized overnight mail courier upon deposit with the United States Post Office or such overnight mail courier, if postage is prepaid and the mailing is properly addressed, as the case may be.

     9. Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF DELAWARE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS). BOTH PARTIES IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS AND THE STATE COURTS LOCATED IN DELAWARE WITH RESPECT TO ANY SUIT OR PROCEEDING BASED ON OR ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH SUIT OR PROCEEDING MAY BE DETERMINED IN SUCH COURTS. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER.

     10. Miscellaneous.

          (a) Amendments. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder.

          (b) Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

          (c) Cashless Exercise. This Warrant may be exercised by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof, or in connection with a Company-Elected Conversion (a "Cashless Exercise"). In the event of a Cashless Exercise, the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	=

the closing price on the trading day immediately preceding the date of such election; provided, however, that if the Cashless Exercise is in connection with a Company-Elected Conversion, “A” in the formula above shall equal the volume-weighted average price of the Company’s common stock as reported by Bloomberg L.P., or any successor performing similar functions for the five (5) trading days beginning the day immediately following the date of the Company-Elected Conversion.

(B)	=	the Exercise Price of this Warrant, as adjusted; and

(X)	=	the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

          (d) Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Warrant will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Warrant, that the Holder shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure any breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Warrant, without the necessity of showing economic loss and without any bond or other security being required.

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     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

GERON CORPORATION

By:	/s/ Melissa A. Kelly Behrs
Name: Melissa A. Kelly Behrs
Title: Senior Vice President, Oncology

Dated as of December 19, 2007

FORM OF EXERCISE AGREEMENT

Dated: ________ __, 200_

To: GERON CORPORATION

     The undersigned, pursuant to the provisions set forth in the Warrant attached hereto, hereby agrees to purchase ________ shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant in cash or by certified or official bank check in the amount of, or by surrender of securities issued by the Company (including a portion of the Warrant) having a market value (in the case of a portion of this Warrant, determined in accordance with Paragraph 10(c) of the Warrant) equal to $_________. Please issue a certificate or certificates for such shares of Common Stock in the name of and pay any cash for any fractional share to:

Name:

Signature:

Address:

Note:	The above signature should correspond exactly with the name on the face of the Warrant attached hereto.

and, if said number of shares of Common Stock shall not be all the shares purchasable under the Warrant attached hereto, a new Warrant is to be issued in the name of said undersigned covering the balance of the shares purchasable thereunder less any fraction of a share paid in cash.

FORM OF ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the Warrant attached hereto, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee	Address	No of Shares

, and hereby irrevocably constitutes and appoints _____________________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.

Dated: ________ __, 200_

In the presence of:

_________________________

Name:

Signature:

Title of Signing Officer or Agent (if any):

Address:

Note: The above signature should correspond exactly with the name on the face of the Warrant attached hereto.